UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2015

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2015, SIGA Technologies, Inc. (the “Company”) received a letter from the Hearings Advisor for The Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq has determined that the Company’s securities will be delisted from the Nasdaq Stock Market. The decision was reached by the Staff under Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1. Accordingly, trading of the Company’s common shares will be suspended at the opening of business on Friday, March 20, 2015, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on the Nasdaq Global Market.

The delisting is a consequence of the Company’s September 16, 2014 filing for relief under Chapter 11 of the United States Bankruptcy Code. The Company’s Chapter 11 filing was precipitated by its ongoing litigation with PharmAthene, Inc.

Following the delisting from the Nasdaq Global Market, the Company expects its common shares to be eligible for quotation on the OTC Markets under the “SIGAQ” symbol.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  March 18, 2015